UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

Lion Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26235	52-291043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7373 East Double Tree Ranch Rd, Suite 125,
Scottsdale, AZ 85258
(Address of principal executive offices) (zip code)

(480) 588-3704
(Registrant’s telephone number, including area code)

Copies to:
Donald G. Davis, Esq.
The Law Offices of Davis & Associates, Inc.
PO Box 12009
Marina Del Rey, CA
Phone: (310) 823-8300
Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

          On October 21, 2009, Lion Capital Holdings, Inc., (“Lion” or the “Company”), entered into and concurrently consummated a Share Exchange Agreement with DeFi Mobile, Ltd., a Delaware corporation, (“DeFi”), and certain shareholders of DeFi.  Pursuant to a Share Exchange Agreement (the “Share Exchange”) as consummated, the Company acquired 100% of the outstanding capital stock of DeFi in exchange for 63,221,689 restricted shares of the Company’s common stock.

 As part of the stock for stock transaction, the Company also issued a total of 7,168,685 warrants to acquire its common stock to 53 DeFi shareholders and note holders, in exchange for their cancellation of existing DeFi warrants.  The Company’s warrants have a 2 year term, and are exercisable at $0.10 per share.

The common shares issued to the DeFi shareholders are subject to a 12 month lock-up agreement, (the “Lock-Up”) beginning October 21, 2009.   Under the Lock Up, the recipients of the Company’s shares may not sell their shares without the consent of the Company.  Under the terms of the stock for stock exchange, the DeFi shareholders are also given a right to participated in any future financings of the Company to maintain their pro rata ownership interests under certain circumstances for a 12 month period.

          In connection with the foregoing, the Company relied upon the exemption from registration under the Securities Act of 1933 (the “33 Act”) afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission, and/or Section 4(2) of the 33Act. No advertising or general solicitation was employed in offering the securities. The offerings and sale/ exchange was made to a limited number of persons, all of whom were accredited investors, the shares issued by the Company bear a private placement legend.

          On October 7, 2009, the Board of Directors acted to fill two existing vacancies on the Board of Directors of the Company by electing Joel Heffron and Bobby D. Perry to the Board of Directors. Upon the closing of the Share Exchange, Jeffery Rice, the Chief Executive Officer of DeFi, and Richard Chanick were elected to fill  additional vacancies on the Board of Directors, and new officers were elected by the Board of Directors.

As a result, the Officers and Directors of the Company currently are as follows:

Name	Title
Jeffery Rice	Director, and Chief Executive Officer
Mark Sierra	Chief Financial Officer
David Thomas	President
Timothy Page Joel Heffron Bobby D. Perry Richard Chanick	Director, Chairman of the board Director Director Director, Secretary

Item 2.01 Completion of Acquisition or Disposition of Assets

          Pursuant to the Share Exchange Agreement as described in Item 1.01 of this Current Report, effective October 21, 2009, DeFi became a wholly owned subsidiary of the Company.

HISTORY OF THE COMPANY

From its inception through mid 2003, the Company was engaged in the business of manufacturing both copper and fiber optic specialty custom cabling for the data and telecommunications industries. In addition to its one subsidiary, Capital Cable & Wire, Inc., the company had aggressively sought acquisitions to further increase its sales in this industry. The Company was not, however, successful in closing any acquisitions and in 2002 shifted its primary focus from the cable assembly industry to providing business consulting services to public companies, and private companies desiring to become publicly.

Capital Cable, dba Austin Wire & Cable, the Company’s wholly owned subsidiary, has continued to operate in the cable assembly industry.

On March 27, 2009, Lion Capital entered into an irrevocable letter of intent to acquire 100% of DeFi Mobile Ltd., an application service provider in the telecommunications industry through a merger.  This transaction was converted into a stock for stock exchange, whereby Lion acquired 100% of the outstanding stock of DeFi, and was simultaneously consummated on October 12, 2009.

As a result of this acquisition, DeFi’s business as an application service provider in the telecommunications industry has become the primary business of the Company.

CURRENT BUSINESS OF THE COMPANY

1.  CUSTOM CABLE INDUSTRY.

Through its wholly owned subsidiary, Capital Cable, dba Austin Wire & Cable, the Company operates in the cable assembly industry. The Company produces specialty custom cable assemblies and harnesses for various industries. A specialty custom cable or harness assembly is a copper or fiber optic cable with connectors terminated at one or both ends. The specialty custom cable assembly industry is one that services and supplies a variety of other industries which need wire harnesses and cable assemblies for their products.  Management plans to scale out of this line of business.

2.  MANAGEMENT CONSULTING.

Since 2002, the Company has engaged in providing business consulting services to a small number of companies that were either public or desired to become public.  Management plans to scale out of this line of business.

3. TELECOMMUNICATIONS NETWORK BUSINESS: ACQUISITION OF DEFI MOBILE, LTD.

On October 21, 2009, the Company acquired 100% of the outstanding capital stock of DeFi in a stock for stock exchange, thereby entering the telecommunications Network business.

DeFi was founded as a Delaware corporation on November 22, 2006, under the name “Telemoto Ltd.”  The corporation changed its name to “DeFi Mobile, Ltd.” on October 24, 2007.

Since inception, DeFi, Inc. has been an application service provider, or ASP.

DeFi’s Services.

DeFi has architected, built and deployed on a beta basis, a Large IP Network infrastructure that can host, support and deliver Applications and Services including voice, video, gaming, multi-media, and digital content over the internet to hot spots, desktop computers and all manner of handheld devices. Called the “DeFi Global Network”, this Network can provide global mobile broadband service at speed comparable to fixed wire broadband for multiple mobile Internet access devices, or IADs

Wi-Fi

Connections to the Company’s Network rely on Wi-Fi.  Wi-Fi is an unlicensed spread of radio frequency that was first made available in the United States by the Federal Communications Commission in 1985. Wi-Fi uses both single carrier direct-sequence spread spectrum radio technology (part of the larger family of spread spectrum systems) and multi-carrier OFDM (Orthogonal Frequency Division Multiplexing) radio based technology, to permit the interoperability of wireless local area Network products, including IADs.

The capabilities and unique characteristics of Wi-Fi give DeFi the power to support through its Network, a very large array of innovative media-rich products and services.

The DeFi Network

The DeFi Network is made up of a leased data center facility in London, UK, where the company owns and operates networking infrastructure utilizing DeFi’s own proprietary software, codes and protocols, as well as licensed software, to operate the Network privately over an Internet Protocol architecture.  At the user end or endpoint of the network, DeFi has entered into license arrangements with various providers around the world, providing end to end services to and from various hotspot locations around the World.

DeFi leases its secured data center facility in located in central London, England.   The facility also provides power, cross connections with other carriers, and maintenance and support functions for the Network hardware, software and its operation.

DeFi licenses key software from various mobile software developers, for integration with its proprietary software and protocols, for use to create authentication to the devices and operate its Network.

DeFi licenses core network software from leaders in the industry, in order to provide network performance and quality of service to devices and wireless hotspots around the world.

Operational Status of the DeFi Global Network

To date, DeFi has been in the development stage and has architected and built its core Network service platform. It has operated the Network in the beta testing stage, providing Voice communications between end users around the world, over the DeFi Global Network.  This beta testing is currently providing real time services for free to end users who are testing the service, providing feedback and helping to document and complete the build out the FAQ’s for the Network. As a result, to date DeFi revenues have been nominal, but DeFi hopes to shortly roll out commercial service on a full pay basis.

The Network is designed to be scalable for new and additional volume, by adding more software licenses and additional core network infrastructure.   The Network currently has a capacity to serve approximately 200,000 simultaneous users. Its design should permit it to scale in to the multi millions of simultaneous users. The Network does not currently operate at a profit, and DeFi estimates that it will need to obtain in the range of from 100,000 to 150,000 active paying service subscribers, in order to match operating expenses and achieve positive cash flow.

DeFi’s Business Plan

DeFi’s business plan is to leverage the company’s innovative, carrier-grade IP Network which has the capability to provide media rich content applications. Delivering these services to end users through partnerships and licensing, management believes will provide immediate revenue to the Company, and the potential for solid long-term revenue growth.

DeFi plans to continue to build, and maintain its global carrier-grade Network to serve the needs of a wide variety of services, applications, products and solutions for multiple customers.  Management believes the DeFi Global Network has the potential to empower customers and partners of DeFi to evolve beyond the limitations of older technologies and approaches to networking that currently exists in the form of traditional Telecoms, cellular networks, including 3G, 3.5G, EDGE and GPRS communications protocols.

The DeFi Global Network is designed to be device agnostic, offering support for multiple Internet access devices, or IADs, including soft-phones, mobile smart-phones, gaming devices, hand-held enterprise devices and similar IADs, some of which have not been invented yet.  DeFi has partnerships with wireless internet services providers (WISP’s) that together provide users access to millions of Hotspot locations around the world.  Each unique hotspot permits DeFi customers’ and partners’ IADs to auto-associate using DeFi’s proprietary software, and to connect immediately and directly to the DeFi Global Network.  Management believes the potential capabilities and unique characteristics of its Network give DeFi the opportunity to support a virtually unlimited array of innovative media-rich products and services.

Research and Development

          During fiscal 2007 and 2008, DeFi expended $631,243 and $1,290,158 on research and development, respectively.   This effort was primarily directed at architecting, building and deploying the large IP infrastructure for the Network.

Patents and Proprietary Rights

DeFi may pursue patent protection for some of its technology and products depending on their patentability. DeFi currently relies on proprietary technology, trade secrets, and know-how, which are not patented. To protect our rights in these areas, DeFi requires its employees, directors, consultants, outside engineers and other advisors to execute confidentiality agreements upon the commencement of employment, consulting or other contractual relationships with DeFi. These agreements provide that all confidential information developed or made known to the individual during the course of the relationship is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual shall be the exclusive property of DeFi. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information.

The Company has registered the trademark “DeFi”.

Properties

The Company has operating leases for its DeFi production and office facilities located in Scottsdale, Arizona extending through November 2009. The address of DeFi’s 2,800 square foot facility is 7373 East Double Tree Ranch Rd, Suite 125, Scottsdale, Arizona. The facility is a Class A office space leased on a month-to-month term and the monthly rent is $6,261.00.  DeFi management believes we could readily find replacement space if necessary.

Lion Capital Holdings is currently leasing a 600 square foot facility at 24955 Pacific Coast Highway, Suite C301A, Malibu, California. The facility is a class A office space leased on an annual basis. The lease terminates in March 2011. The monthly rent is $2,981.00.

Employees

As of June 30, 2009, the combined Company had 12 employees.

RISK FACTORS

Risks Related to Our Business

We Expect To Continue To Incur Losses and Experience Negative Cash Flow.

DeFi currently operates at a loss, and Management anticipates the combined Company will have operating losses and to record net cash outflow in the near term. Our business has not generated enough cash flow to fund the marketing and further development of our proprietary technology and our planned operations and we have relied on external sources of capital. We anticipate that establishing market share for our current services and continuing development of new services and products will require substantial additional capital and significant expenditures.

We Are Currently Dependent on External Financing.

Currently, we are completely dependent upon external financing to fund our operations. It is imperative that we receive this external financing to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to obtain adequate additional financing would require us to delay, curtail or scale back some or all of our operations and would hinder our ability to implement our business plan or continue our business.

We Are the Subject Of A Going Concern Opinion By Our Independent Auditors Who Have Raised Substantial Doubt As To Our Ability To Continue As A Going Concern.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced recurring net losses from operations, which losses have caused a combined accumulated deficit of approximately $5,859,793 as of December 31, 2008. In addition, we have a combined working capital Deficit of approximately $1,441,227 as of December 31, 2008. We had combined net losses of $4,304,864 and $1,554,929 for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to obtain financing to meet our working capital requirements, we would have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate additional debt or equity financing, and thereafter establish sufficient cash flow to meet our obligations on a timely basis to retain such financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

We May Not Be Able to Generate Sales or Otherwise Successfully Implement Our Business Plan, Which Could Have a Significant Negative Impact on Our Financial Condition.

Our business plan calls for development, marketing and sale of our services on our global Network and perhaps the acquisition of companies to accelerate our development. If the products and services we offer are not favorably received in the market place and do not generate significant sales and revenues at reasonable profit margins to us, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations or make acquisitions.

One or More Competitors May Develop Services and/or Gain Market Acceptance Before We Do.

The global mobile broadband market is intensely competitive and is subject to rapid technological change. Our competitors include many large domestic and international companies that have substantially greater financial, manufacturing, technological, marketing, distribution and other resources, installed customer bases, and long-standing relationships with customers. If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified. Our business strategy is complex and requires that we successfully and simultaneously complete with limited resources many tasks, including, but not limited to:

•

Complete development and commence commercial operations of our global telecommunications Network,

•

Identify, acquire and integrate new businesses and products in to our network services, and

•

Develop, market and sell our services at prices and with profit margins which generate cash flows and profits.

There can be no assurance that we will be able to successfully execute any or all elements of our strategy.

The Market May Grow More Slowly Than We Expect Or May Experience A Downturn.

Growth in demand for and acceptance of our new network service is highly uncertain. We believe that many of our potential customers may not be fully aware of the benefits of our Network, and may choose to acquire other services from our competitors. It is possible that our network services may never achieve market acceptance. If the market for our services does not grow or grows more slowly than we currently anticipate, our business, financial condition, and operating results would be materially adversely affected.

The Failure to Attract and Retain Key Personnel Could Adversely Affect Our Business.

The company realizes that new sources of talent/personnel will be needed to promote growth and foster shareholder value. Management plans to recruit additional executive managers who will focus on expanding our core competencies, once the Company has sufficient capital resources to do so. Currently we depend to a significant extent upon the continuing services and contributions of our senior management team and other key personnel, including particularly Jeff Rice, our recently appointed President and Chief Executive Officer.  Although we have contracts with our Chief Executive Officer, Jeff Rice, our President, Dave Thomas and our Chief Operating Officer Darren Williams, we do not have key man life insurance on senior management. Our business could suffer if we were unable to retain our current senior management, or unable to attract and retain additional highly skilled personnel.

We Cannot Assure That Our Measures To Protect Our Proprietary Technology And Other Intellectual Property Rights Are Adequate.

The success of the DeFi Global Network depends to a significant degree on our proprietary technology and other intellectual property. Currently, we rely on a combination of copyrights, trademarks, trade secrets, confidentiality agreements and other contractual restrictions to establish and protect our proprietary rights. We do not have any patents. These measures, however, afford only limited protection and may not prevent third parties from misappropriating our technology or other intellectual property. In addition, the laws of certain foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, which makes the misappropriation of our technology and other intellectual property more likely. If we fail to successfully enforce or defend our intellectual property rights or if we fail to detect misappropriation of our proprietary rights, our ability to compete effectively could be seriously impaired. Any potential future patent registration and trademark applications may not be allowed, and our competitors may challenge the validity or scope of any future patent or trademark registration applications. In addition, we may face challenges to litigation over the validity or enforceability of our proprietary rights.   It may become necessary to enforce and protect our rights, to determine the validity and scope of our proprietary rights and the rights of others, or to defend against claims of infringement or invalidity. Any such litigation would be expensive and time consuming, would divert our management and key personnel from business operations and would likely harm our business and operating results.

Third parties may claim that we are infringing their intellectual property rights. Any claims made against us regarding violation of patents or other intellectual property rights could be expensive and time consuming to resolve or defend, could divert our management and key personnel from our business operations and could require us to modify or cease marketing our services.  At this time we have received no claims of infringement from third parties, nor have we otherwise become aware of relevant patents or other intellectual property rights of third parties that might lead to disputes.

Economic Factors May Impact Customer Spending On our Services.

Consumer and commercial spending on technology services is questionable and can fluctuate with changes in economic conditions. Shifts in commercial and/or consumer spending habits or loss of disposable income due to adverse economic, political or other financial conditions could have a profound negative impact on our business.

Risks Relating to Our Organization and Our Common Stock

Our Stock Price May Be Volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following among other factors:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly after expiration of the LockUp agreement executed by the former DeFi shareholders;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividend In The Foreseeable Future. Any Return On Investment May Be Limited To The Value Of Our Common Stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

There Is Currently Very Little Liquidity In Our Trading Market For Our Common Stock And We Cannot Assure Liquidity Will Develop In The Future.

To date there has been very little liquidity in our trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Should trading of our common stock be suspended from the OTC Bulletin Board for any reason, the trading price of our common stock could suffer and the trading market for our common stock might become be more illiquid and our common stock price might be subject to increased volatility. Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult to obtain accurate quotations, to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and to obtain additional capital.

Our Common Stock Will Be Deemed A “Penny Stock,” Which Will Make it More Difficult For Our Investors To Sell Their.

Our common stock will be deemed, at least initially, subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934 (the “34 Act”). The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and which trade at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules. The number of broker-dealers willing to act as market makers in such penny stocks is also limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Because A Significant Portion Of Our Stock Ownership is Concentrated in A Small Number of Stockholder Officers and Directors, They Can Exert Significant Control Over Our Business and Affairs.

Our Chief Executive officer, Jeff Rice, and our former Chief Executive Officer, Tim Page, each own or control a significant percentage of our common stock. Immediately following the Share Exchange, Jeff Rice may be deemed to own 4.70% of our outstanding shares, and Tim Page and his family may be deemed to own 23.99% of our outstanding shares. Our directors and executive officers and former executive officers as a group may be deemed beneficially to own an aggregate of approximately 37,833,440 shares of our common stock, approximately 31.5% of the outstanding shares of our common stock. These figures do not reflect any increase in beneficial ownership that such persons may experience in the future upon vesting or other maturation of exercise rights under any  options or warrants they may  in the future be granted.  The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for vote

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or could prevent our stockholders from realizing a premium over our stock price.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Forward-Looking Statements

THE FOLLOWING PRESENTATION OF OUR MANAGEMENT'S DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT. OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE FINANCIAL DATA INCLUDED IN THIS CURRENT REPORT REFLECT OUR ACQUISITION OF DEFI MOBILE, LTD AND HAVE BEEN PREPARED AS IF OUR CURRENT CORPORATE STRUCTURE HAD BEEN IN PLACE THROUGHOUT THE RELEVANT PERIODS.

A Note about Forward-Looking Statements:

This Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management's expectations.  Statements that are not historical facts are identified as “forward-looking statements”.  The words “estimate,” “project,” “intend,” “expect,” “believe,” “plan,” and similar expressions, particularly when used in the “future tense”, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  These forward-looking statements are necessarily estimates, reflecting the best judgment of senior management that rely on a number of assumptions concerning future events, many of which are outside of the Company’s control, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

These uncertainties, among others, include the success of the Company in obtaining sufficient equity and debt capital on commercially reasonable terms to carry out its business plan, whether its services will find acceptance in the market place and generate significant sales and profits, the status of US and World economies, and various other factors. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Report.  Except as required by law, we are not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this Report or to reflect the occurrence of unanticipated events.

Overview

The Company is a development stage company as to its new direction as the operator of a new broadband service, and as an application services provider, and has realized limited revenues from its business activities in this industry.  In the aggregate, the Company’s revenues come from: (need to fill in)

 (i)

Limited operations in the cable assembly industry and in the Business Consulting industry; and

(ii)

As a result of the Company’s acquisition of DeFi, the business of development, marketing, and sale of services on a new global mobile broadband service to be offered to business and consumers.

The following discussion of our operating results assumes that the Company’s operations and DeFi’s operations were combined for the periods indicated, and represent consolidated numbers for the combined enterprise.

Results of Operations and Financial Condition

Results of Operations for the Years Ended December 31, 2008 versus 2007

          Net sales for the year ended December 31, 2008 increased by $37,217 as compared to 2007. There were no net sales in 2007.

          Costs of sales for the year ended December 31, 2008 increased by $241,305 to $315,878, or a 423% increase compared to 2007.  This was primarily due to additional product costs associated with higher sales volumes of existing products and the introduction of new products in 2008. Our gross profit percentage in 2008 was -749% and was not applicable in 2007 since we did not have any net sales. Additionally, our 2008 overhead costs increased $555,655 (to $607,702) from 2007 as we had a full year of operations in California and Arizona as well as higher depreciation expenses.

          General and administrative expenses for the year ended December 31, 2008 increased by $737,521 or 136%, as compared to 2007 as we incurred interest expense on convertible debt and other financing costs, and spent more on consultants and travel to expand our business operations.  Our rent expense in 2008 also increased by approximately $96,092 as DeFi had a full year of operations in California.  In 2007 we only had several months of operation in California.  In addition, salary and related expenses increased by approximately $61,745 as we continued to expand our management team.

          Sales and marketing expenses for the year ended December 31, 2008 increased by $696,693 or 349%, as compared to 2007. During 2008, we increased our sales and marketing headcount to help build our sales volume. This resulted in an increase in sales and marketing related salaries of approximately $115,000 and commissions on inside and outside sales increased by a total of approximately $10,923. Other sales and marketing expenses increased by a total of approximately $570,770 as we were investing in increasing our sales volume.

          Research and development expenses for the year ended December 31, 2008 increased by $658,915, or 104%, as compared to 2007. During 2008, we increased salary and related expenses for research and development by $344,300 as we added internal staff to expand our capabilities. Other research and development related expenses increased by approximately $314,615 primarily related to development of our product release and expansion of feature set.

          Interest and other expense for the year ended December 31, 2008 increased by $169,738, or 1654%, as compared to 2007. This is due to our increase in debt of $2,600,871 during 2008, as well as the compounding effect of interest on debt outstanding from prior years.

Results of Operations for the Six Months Ended June 30, 2009 versus 2008

          Net sales for the six months ended June 30, 2009 increased by $32,881, or 5669%, as compared to the same period in 2008 as we had a full six months of product launch in 2009 while in 2008 we only had a nominal number of beta customers.

          Costs of sales for the nine months ended June 30, 2009 increased by $166,601, or 123%, as compared to 2008. The increase in costs combined with higher sales resulted in our gross profit percentage increasing to -803%

from -23,288%. Improvements in product margins were offset by slightly increased overhead ($279,818 vs. $238,520) and other adjustments as we experienced higher depreciation for 2009 than 2008 since we had more assets fully deployed.

          General and administrative expenses for the six months ended June 30, 2009 increased by $134,674, or 27%, as compared to 2009. During the six months ended June 30, 2008, we incurred $134,587 in expenses associated with our planned stock for stock transaction. Small increases in salary and related expenses were offset by decreases in insurance, travel, legal and facilities costs as we tried to keep all non-critical spending to a minimum.

          Sales and marketing expenses for the six months ended June 30, 2009 decreased by $296,517, or 53%, as compared to 2008. Salaries increased by $161,635 as in 2009 our sales team had a full 6 months of two sales executives while we only had one partially in the first six months of 2008. All other sales and marketing expenses decreased by a total of approximately $458,152 as we reduced spending on marketing materials, printing, support and travel through cost cutting efforts.

          Research and development expenses for the six months ended June 30, 2009 decreased by $272,821, or 38%, as compared to 2008. Salary expenses slightly decreased by approximately $915 for research and development as we temporarily reduced salaries as a cost cutting effort. Research and development materials decreased by approximately $271,906 during the six months ended June 30, 2009 as compared to the same period in 2008 due to reductions in consultants, travel and program expenses.

          Interest and other expense for the six months ended June 30, 2009 increased by $168,587 as compared to 2008. This is due primarily to our increase in debt of $976,536 between June 30, 2009 and June 30, 2008, as well as the compounding effect of interest on debt outstanding from prior years.

Plan of Operation

Our plan of operations for the next 12 months is to focus primarily on the implementation of commercial services on  the DeFi Network and the development or acquisition of various software applications that can be hosted on the network and provide services to the end  customers. We currently have limited capital, and we will have to acquire additional capital, through the private sale of debt and/or equity, licenses, joint ventures, or other arrangements, in order to pursue this business plan.  There is no assurance that we will be able to obtain such capital, or obtain it on commercially reasonable terms.

Liquidity and Capital Resources

          Our primary goal as it relates to liquidity and capital resources is to attain and retain the right level of debt and cash to implement our business plan. We will require additional capital financing to implement our business plan, but there can be no assurance that the requisite financings can be secured, or on commercially reasonable terms satisfactory to management. Management is optimistic that it can locate and obtain new credit facilities, coupled with cash to be raised from private placements of equity and/or debt securities, in an amount sufficient to satisfy our operating expenses and capital until such time as revenues are sufficient to meet operating requirements, but there is of course no guarantee that management will be successful in this regard.

          During the twelve months ended December 31, 2008, we raised approximately $2,475,000 through the sale of debt securities, and no money through the sale of common stock.

          During the six months ended June 30, 2009, the Company borrowed money, using various bridge loans from existing stockholders and unrelated parties, as well as factor notes.  Such Borrowings during this period totaled approximately $1,115,156.

Commitments and Contractual Obligations.

          The Company had total outstanding debt of $3,100,871 and $4,077,407 as of December 31, 2008 and June 30, respectively. Of these amounts, the total current debt amounted to $2,846,586 and $3,895,940 as of December 31, 2008 and June 30, 2009, respectively.

As of October 21, 2009, a total of $3,620,155.10 of the principle amount of this debt, and accrued interest thereon, was converted into a total of 38,630,778 shares of our restricted Common Stock.

          The Company has operating leases for its production and office facilities located in Scottsdale, Arizona extending through November, 2009. The Company also has operating leases for certain copier equipment extending through September 2011. Total rent expense amounted to $144,750, and $41,003 for the years ended December 31, 2008, and 2007, respectively.

Lion Capital Holdings is currently leasing a 600 square foot facility at 24955 Pacific Coast Highway, Suite C301A, Malibu, California. The facility is a class A office space leased on an annual basis. The lease terminates in March 2011. The monthly rent is $2,981.00.

Going Concern

          The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company’s cash position may be inadequate to pay all of the costs associated with the implementation of our business plan. Management intends to use borrowings and securities sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Off-Balance Sheet Arrangements

          We are not aware of any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information, as of October 21, 2009, after consummation of the stock for stock exchange, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Common Stock Beneficially Owned(2)	Percentage of Common Stock (2)

Directors and Officers:
Jeff Rice	5,642,916	4.70%
David Thomas	3,000,000	2.50%
Tim Page, Page Family and certain corporations controlled by Page(3)	28,829,413	23.99%

All Officer and Directors	37,833,440	31.48%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Lion Capital Holdings, Inc., 7373 East Double Tree Ranch Rd, Suite 125, Scottsdale, AZ 85258

(2) Applicable percentage ownership is based on 113,020,005 shares of common stock and 7,168,685 warrants outstanding as of October 21,2009, including securities exercisable or convertible into shares of common stock within 60 days of October 21, 2009.

(3) Shares owned by Tim Page and Family include 6,904,527 shares owned outright by Tim Page, 3,250,555 shares owned by Testre LP, a Texas Limited Partnership which Mr. Page is the beneficiary, 12,630,906 shares owned by Janan Page, and her companies (Mr. Page’s wife), 6,043,425 shares owned by Mr. Page’s adult children, and 3,000,000 warrants to acquire common shares owned or assigned by Testre LP.

Mrs. Janan Page, and Mr. Pages’ adult children disclaim any joint interest  or control group interest as to their shares with Mr. Page or his shares, and make their own investment decisions and vote their Company shares independently and not in concert with Mr. Page.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 21, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Directors and Executive Officers of the Company

Below are the names and certain information regarding the Company’s executive officers and directors effective with the consummation of the Stock for Stock Exchange on October 21, 2009:

Name	Age	Position
Jeff Rice	44	Director, and Chief Executive Officer
Mark Sierra	47	Chief Financial Officer
David Thomas	40	President
Tim Page	59	Chairman
Joel Heffron	71	Director
Bobby D. Perry	59	Director
Richard Chanick	56	Secretary and Director

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at four.  At present we have four directors.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  There are no family relationships among our directors and officers.

A description of the business experience during the past several years for our directors and executive officer is set forth below.

Jeffrey P. Rice – Director, Chief Executive Officer

Mr. Rice, age 44, has served as the Chief Executive Officer of DeFi since cofounding it in 2006.  Prior to accepting the office of CEO of DeFi, Mr. Rice served as President of Telesphere Networks Ltd., a hosted VoIP company based in Phoenix, AZ, from 2002 to 2006.   Telesphere was one of the first to build and deploy a pure MPLS Network running hosted voice from a centralized data center. Prior to 2002, Mr. Rice was COO of Widevine Technologies, an IP-based security company focused on streaming media, Rice grew the company from 12 employees to over 100 employees, raised over $20 million from institutional investors and launched two software products to market. As CFO and COO of Rivals.com, an Internet sports Network with more than 800 websites delivering team-specific content and merchandise to fans worldwide, Rice was instrumental in all aspects of building the operating infrastructure and raising institutional capital. He later became President of Rivals Europe. Rivals, was recently acquired by Yahoo! for over $100M. Rice is from a financial background, cofounding and serving as President and CEO of Bay Mortgage Co., a prominent Northwest mortgage lender sold in 1999 to a regional Washington State bank.  In 1998, he was a founder and original charter member of Charter Bank, Inc. and served on the Board of Charter Financial Holding Company Board until 2003. Charter Bank was acquired by Boston Private Wealth Management in July of 2007. Mr. Rice attended the University of Montana and the business school at Arizona State University.

Mark Sierra – Chief Financial Officer

Mr. Sierra, age 47, for more than the past five years has operated his own consulting business, specializing in providing management and financial consulting services to startups and publicly traded companies.  He has helped raise over $450 million in equity and venture debt over the last 13 years and has worked with portfolio companies of such venture capital firms as Kleiner Perkins, Sequoia Capital, Venrock, August Capital, Mayfield, and Onset Ventures.  Mr. Sierra became Chief Financial Officer of DeFi in 2007.  Prior to working with DeFi Mobile, Mr. Sierra worked for 7 years at Apple Computer, Inc. in the Corporate Finance and Tax Departments.  Mr. Sierra has a Masters in Business Administration from San Jose State University.

Dave Thomas – President

Mr Thomas, age 41, joined DeFi in 2006, and has been in charge of development of the DeFi Global Network and service execution. Mr Thomas has worked in the mobile communication and technology development industry for more than 15 years. Prior to DeFi, from Sept 1999 to Nov 06 Mr. Thomas served as CEO and Co Founder of Telesphere, a hosted VoIP company based in Phoenix, AZ, and one of the first to build and deploy a pure MPLS Network running hosted voice from a centralized data center.  Telesphere grew in just five years to support tens of thousands of end points in more than 28 states.   Mr. Thomas was a co-founder of DeFi in November of 2006.   Mr. Thomas has a BA degree in electrical engineering from ITT Tech.

Timothy Page – Director, Chairman of the Board of Directors

Mr. Page, age 59, has operated his own business consulting practice, and has also served as an officer and a director of various public companies for more than the past five years. Since 1998, Mr. Page has served as CEO, President and a Director of Lion Capital Holdings, Inc, previously known as Telecomm.com, Inc. Mr. Page has formed several companies, one being Capital Cable & Wire, Inc, which was purchased by Telecomm.com, Inc (now Lion Capital Holdings, Inc.), in 1999. Between 2007 and 2009 the SEC filed 3 civil actions against Tim Page, alleging Mr. Page violated Section 5 of the Securities Act of 1933 by the distribution of unregistered securities. The 2007 civil action was dismissed, and the other two actions have not gone to trial. Mr. Page has denied any wrong doing, and intends to vigorously defend against these claims. Mr. Page is a citizen of the United Kingdom, but currently resides in Los Angeles, California. Mr. Page is a Fellow of the Institute of Chartered Accountants of England and Wales.

Joel Heffron – Director

Mr. Heffron, age 71, for more than the past five years, has operated his own business brokerage, providing brokerage services and business consulting services and advice to small and middle-market companies with annual revenues ranging from $2 to $30 million. He specializes in representing both Public and Private Companies who are seeking acquisitions and mergers for growth and development.  Mr. Heffron has lived and traveled extensively in Asia, and maintains close contacts with Asian individuals and companies who are interested in developing relationships within the United States and Canada.

He graduated from the Wharton School of Finance, and has a Bachelor of Laws from New York University School of Law. He is a member of the Bar of the State of New York, and is a licensed real estate broker in both California and New York.

Bobby Perry –  Director

Mr. Perry, age 59, is the President of Bobby Perry & Co, P.C. (Formerly Perry & Co, P.C.) a CPA firm located in Bellaire, Texas, which he formed in 1986, and has operated since. His firm represents individuals and businesses in tax planning matters and in disputes with the Internal Revenue Service, including representation in tax audits and pursuit or defense of claims in the US Tax Court.

Mr. Perry, in addition to being a licensed Certified Public Accountant in the State of Texas, is also licensed by the State of Texas to sell Life and Health insurance.  Mr. Perry has a Bachelor of Science in Accounting, from the University of Southwestern Louisiana.

Richard Chanick, Director and Secretary

Mr. Chanick, age 56 founded FUNfinder, Inc., in February of 2006, and has served has it CEO and a Director since.  FUNfinder is a venue-specific GPS rental company that has instituted patent-pending technology developed by Chanick to enhance guests experiences at educational and entertainment venues. From 1981 to 2006, Mr. Chanick was the CEO for VSP Search, a multi-divisional personnel placement and consulting firm dealing with a broad range of personnel related issues such as recruitment, retention and compensation.  Mr. Chanick graduated from the United States Air Force Academy on the Superintendent’s list for military and academic excellence. As an Instructor pilot Mr. Chanick was Top Graduate, was selected to train the first group of women pilots and successfully worked with many allied countries in the development of fighter pilots. Active in the alumni association Chanick has been a regular invited guest to the Air Force Academy Leadership Conference.  Mr. Chanick has a degree in Economics from the United States Air Force Academy.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors.The responsibilities of these committees are fulfilled by our board of directors and all of our directors participate in such responsibilities.  Two of our directors, Mr. Heffron and Mr. Perry we consider “independent”. In addition, we do not currently have an “audit committee financial expert” as such term is defined in the Securities Act.  Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Executive Compensation

          The following table sets forth information regarding the compensation to Jeffrey Rice, our Chief Executive Officer; David Thomas, our President, and Darren Williams, our Chief Operating Officer, as well as our Chief Financial Officer and the two other most highly compensated executive officers during the six months ending June 30, 2009. We refer to these officers as the named executive officers.

 As of the end of our last fiscal year, we had no retirement, pension, profit sharing, stock option or other similar plans for the benefit of our officers, directors or employees.

Employment Agreements

On October 7, 2009, our Company entered into a consulting Agreement with Ticino Consulting Group, providing for the rendering of consulting services by it through its principle employee, Tim Page, our former CEO and a current director and Chairman of the Board of the Company, over a 36 month term. The Agreement provides for payment for such consulting services rendered to Defi Mobile Ltd at the rate of $15,000 per month (plus the costs of certain employee benefits for Mr. Page).

Severance and Change in Control Benefits. In November 2007, DeFi, our wholly owned subsidiary, entered into employment agreements with Jeff Rice and Dave Thomas.  The employment agreements provide for Mr. Rice to be employed as Chairman and CEO of DeFi and for Mr. Thomas to be employed President and Chief Architect of DeFi and both report to the DeFi Board of directors. The employment agreements provide for annual cash compensation $180,000 to each of Mr. Rice and Mr. Thomas.  The employment agreement provides for severance payments to the executives of their salary for a period of 12 months following a termination for any reason other than for cause. The agreements have no term but provide that the executives are employed at will. The Executives and Lion have agreed that Lion shall assume the employment agreements.

The change in control provisions in the employment agreements provide for the acceleration of vesting of 3,000,000 shares of stock each purchased by the executives. If the change and control occurs after termination of the executive then 50% of such shares shall vest. If the change in control occurs before the termination of the executive and the executive is terminated within twelve months of the change in control then all of such shares shall vest.  All shares of common stock held by the executives have been exchanged in connection with the Share Exchange Agreement.  The restricted stock vests monthly at rate of approximately 2.1% and as of the date hereof 1,750,000 have vested. The restricted stock is fully vested in June of 2010 for both of the executives.  Upon completion of the Share Exchange, DeFi mobile will assign its rights in the Restricted Stock purchase agreements with the executives to Lion.

In the event the executive officer timely elects continued coverage of a health, dental or vision plan sponsored by DeFi under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, DeFi will pay the full amount of the executive officer’s COBRA premiums, including coverage for the executive officer’s eligible dependants, for a period equal to the earlier of (a) 12 months, (b)  the expiration of continued coverage under COBRA, or (c) the effective date of the executive officer’s coverage by a substantially equivalent health insurance coverage insurance plan of a subsequent employer. Under the terms of the employment agreements, if the payments to any executive officer result in the imposition of any excise taxes, DeFi is not required to make an additional payment to the executive officer to cover such taxes.

          As of October 21, 2009, we were not a party to any other employment agreement with any Officer, Director or principle shareholder, except as described above.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. During the fiscal year ended December 31, 2008, and to date, whenever our Board of Directors has considered compensation matters involving an officer or director, the officer or director has participated in the meeting, but if a director, has abstained from voting on the matter. During the fiscal year ended December 31, 2008, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the period from June 30, 2008 to May 31, 2009, Tim Page, our former CEO and current Director, loaned a total of $950,000 to DeFi Mobile Ltd in exchange for convertible negotiable Promissory Notes issued by the Company.  $750,000 in principal amount of these Notes were subsequently assigned to other persons.

On October 21, 2009, and concurrent with the acquisition of DeFi, Mr. Page and the assignees of those Notes assigned by Mr. Page, elected to convert all of said Notes into 14,263,749 Shares of our Common Stock, in accordance with the Note terms of each Note.

         On October 31, 2008 Jeffery Rice, our CEO loaned a total of $250,000 to DeFi Mobile Ltd via a Secured Promissory Note.  This note accrued interest at a rate of six percent (6.0%) per annum, compounded annually.  On October 21, 2009, and concurrent with the acquisition of DeFi, Mr. Rice elected to convert this Note into 2,642,916 Shares of our Common Stock, in accordance with the Note term.

Director Independence

Among our directors, Messrs Heffron and Perry are deemed independent directors.

LEGAL PROCEEDINGS

          We are subject to legal proceedings from time to time in the ordinary course of our business. As of this date, we were not aware of any pending or threatened legal proceedings that could, in management’s opinion, have a material adverse impact on operations, assets or financial condition.

Market for Common Equity and Related Stockholder Matters

Our common stock has been traded on the OTCBB since 1999 under the symbol “LCHL.”  Prior to that date, our common stock was not actively traded in the public market.

The following table sets forth the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Quarter Ended:
September 30, 2007 December 31, 2007 March 31, 2008	$0.51 $0.27 $0.15	$0.15 $0.12 $0.08
Quarter Ended:
June 30, 2008 September 30, 2008 December 31, 2008 March 31, 2009 Quarter Ended: June 30, 2009 September 30, 2009	$0.12 $0.10 $0.04 $0.01 $0.51 $0.90	$0.06 $0.06 $0.01 $0.00 $0.00 $0.10

          The Company’s common stock is quoted on the OTC Bulletin Board on under the symbol “LCHL”.

          As of October 12, 2009, there were approximately 67 holders of record of the Company’s common stock.

As a result of consummation of the Stock for Stock Exchange with DeFi, and the other transactions described herein, we have 120,188,690 Common Shares issued and outstanding as of the date of this filing.

Dividends

          The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

The transfer agent of our common stock is Signature Stock Transfer Inc., 2301 Ohio Drive, Suite 100 Plano, Texas; Telephone (972) 612-4120 and facsimile (972) 612-4122.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

We intend to furnish our security holders with an annual report that contains audited financial statements.

Item 3.02

RECENT SALES OF UNREGISTERED SECURITIES

During the period ending June 30, 2009, the following unregistered securities were offered and sold to the following persons:

Securities sold by Lion:

Date	Name/ Address	Type of Security	Price per Share	Total Consideration	Nature of Consideration	Exemption from registration relied upon
06-16-09	G Clements	Common Stock	0.07	$50,000	cash	4(2)12 month lockup, 144

Securities sold by DeFi:

          Securities issued pursuant to the Stock for Stock Exchange Agreement.

Pursuant to the Stock for Stock Exchange Agreement with DeFi, the Company privately issued 17,860,300 restricted shares of the Company’s common stock to the exchanging shareholders of DeFi in exchange of their transfer of their DeFi shares to the Company, and 38,630,778 restricted shares of the Company’s common stock to DeFi Note Holders for the conversion of their existing DeFi Notes and accrued interest thereon totaling $3,935,577.89 at October 12, 2009.

The Company also privately issued a total of 7,168,685 warrants to acquire its common stock, at an exercise price of $0.10 per share, with a term of 2 years, to DeFi outstanding warrant holders, in exchange for the cancellation of the DeFi warrant holders’ outstanding warrants.

          In connection with each of the foregoing, the Company (and DeFi) relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities issued was restricted by the Company in accordance with the private placement requirements of the Securities Act of 1933.

Description of Securities

          The Company’s authorized capital stock consists of 150,000,000 Common Shares, par value $0.001 per share. We have no other class of equity securities authorized.

          All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company’s assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company’s Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefore.

          In addition to the 113,020,005 shares as of October 21, 2009, as a result of the Stock for Stock Exchange, we currently have outstanding 7,168,685 warrants, each of which is convertible into one share of our common stock at an exercise price of $0.10 per share. Each Warrant has a 2 year term and expires on October 21, 2011.

The Company’s wholly owned subsidiary, DeFi, has an outstanding Note and Warrant Purchase Agreement (the “Note”) with Western Technology, Inc. (“WTI”).  As of September 30, 2009 there was a total of $618,715.75 in principal and interest outstanding.  The Note draws were $500,000 in December 2007 and $250,000 in March 2008.  The Note carries 12% interest and has 12% warrant coverage and will mature March 2011.  Based on DeFi’s Preferred A stock price, 90,000 warrants were originally issued to WTI.  The warrants include “piggyback” and “S-3” registration rights, anti-dilution protection, and other rights equivalent to those rights granted to the Series A preferred stockholders.  As a result of this, WTI will exchange the 90,000 DeFi warrants to 360,000 warrants in the Company.

The Note has a first security priority lien on all assets with a negative pledge on intellectual property.  Although currently in arrears in the amount of $292,455.75, DeFi intends to pay the outstanding balances as scheduled when sufficient funding is raised to make payment.

Indemnification of Directors and Officers

          Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

Item 5.02 DEPARTURE OF DIRECTOR OR PRINCIPLE OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPLE OFFICERS.

See Item 1.01 above.

Item 5.06 CHANGE IN SHELL COMPANY STATUS.

Not applicable

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements on Business Acquired.

          In accordance with Item 9.01, DeFi’s audited financial statements for the year ended December 31, 2008 and for the period ended June 30, 2009 (unaudited) are filed in this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

(d) Exhibits

Exhibit
Number	Description
2.1*	Original DeFi Agreement And Plan of Merger dated July 10, 2009
2.2* 2.3 2.4 2.5 3.1* 3.2* 3.3* 3.4 3.5

Amendment No 1 to DeFi Merger Agreement dated August 7, 2009

Amendment No 2 to DeFi Merger Agreement, Dated September 29, 2009

DeFi Share Exchange Agreement, dated October 21, 2009

(DeFi Shareholder) Form of Share Exchange Agreement, dated October 21, 2009

Certificate of Incorporation of Telecomm.Com, Inc.

Certificate of Amendment of Certificate of Incorporation of Telecom.com.Inc. (to change name to Lion Capital Holdings, Inc.)

Bylaws of Lion Capital Holdings, Inc.

Articles of Incorporation of DeFi Mobile, LTD.

Bylaws of DeFi Mobile, LTD

10.1	Form of Warrant Agreement (issued in exchange for DeFi Warrants )
21.2 99.1	List of Subsidiaries of Lion Capital Holdings, Inc. Lion Capital Holdings, Inc. Pro-Forma Financial Statements for June 30, 2009 and December 31, 2008
99.2	DeFi Mobile, Ltd. financial statements for the years ended December 31, 2008 and 2007
99.3	DeFi Mobile, Ltd. financial statements for the six months ended June 30, 2009 and 2008 (unaudited)

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Capital Holdings, Inc.

Dated: October 23, 2009	By:	/s/ Jeff Rice
Name: Jeff Rice
Title: Chief Executive Officer